SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 18, 1997
                                                 ----------------


                     FORD MOTOR CREDIT COMPANY
      (Exact name of registrant as specified in its charter)

          Delaware                  1-6368              38-1612444
-----------------------     -----------------------  -------------------
(State or other juris-      (Commission File Number   (IRS Employer
 diction of incorporation          Number)           Identification No.)

The American Road, Dearborn, Michigan                        48121
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code 313-322-3000

<PAGE 2>
ITEM 5. Other Events.

FORD MOTOR CREDIT COMPANY FINANCIAL STATEMENTS FOR THE PERIOD ENDED March 31, 1997.


                       PART I. FINANCIAL INFORMATION

Item 1. Financial Statements - The interim financial data presented herein are unaudited, but in the opinion of management reflect all adjustments necessary for a fair presentation of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (the "10-K Report"). Information relating to earnings a share is not presented because the registrant, Ford Motor Credit Company ("Ford Credit"), is an indirect wholly owned subsidiary of Ford Motor Company ("Ford" or the "Company").


                FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                Condensed Consolidated Statement of Income
             and of Earnings Retained for Use in the Business

               For the Periods Ended March 31, 1997 and 1996
                               (in millions)

                                                                        First Quarter
                                                                      1997         1996
                                                                   ----------  ----------
                                                                         (Unaudited)
Financing revenue
 Operating leases                                                  $  2,141.6  $  1,991.4
 Retail                                                               1,257.5     1,163.7
 Wholesale                                                              432.2       436.8
 Other                                                                   98.5       133.8
                                                                   ----------  ----------
    Total financing revenue                                           3,929.8     3,725.7

Interest expense                                                     (1,626.6)   (1,553.0)
Depreciation on operating leases                                     (1,445.5)   (1,377.4)
                                                                   ----------  ----------
    Net financing margin                                                857.7       795.3
Other Revenue
 Insurance premiums earned                                               69.8           -
 Investment and other income                                            310.0       213.1
                                                                   ----------  ----------
    Total financing margin and revenue                                1,237.5     1,008.4
Expenses
 Provision for credit losses                                            355.7       203.5
 Operating expenses                                                     341.8       326.0
 Other insurance expenses                                                66.9           -
                                                                   ----------  ----------
    Total expenses                                                      764.4       529.5
                                                                   ----------  ----------
Equity in net income of affiliated
  companies                                                               0.7        48.8
Income before income taxes                                              473.8       527.7
Provision for income taxes                                              182.8       170.8
                                                                   ----------  ----------
Income before minority interest                                         291.0       356.9
Minority interest in net income of
  subsidiaries                                                           15.1        17.9
                                                                   ----------  ----------

Net income                                                              275.9       339.0
Earnings retained for use in the business
 Beginning of period                                                  6,892.1     6,724.5
 Dividends                                                              (14.5)       (0.5)
                                                                   ----------  ----------
End of period                                                      $  7,153.5  $  7,063.0
                                                                   ==========  ==========

The accompanying notes are an integral part of the financial statements.

<PAGE 3>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheet
                                 (in millions)

                                               March 31,    December 31,   March 31,
                                                 1997          1996          1996
                                              -----------   -----------   -----------
ASSETS                                        (Unaudited)                 (Unaudited)
 Cash and cash equivalents                    $   1,567.3   $   2,716.0   $   1,186.8
 Investments in securities                        1,473.6       1,324.8       2,685.2
 Finance receivables, net (Note 2)               78,436.6      80,848.0      77,252.6
 Net investment, operating leases                32,660.5      30,645.2      26,601.5
 Notes and accounts receivable from
  affiliated companies                              836.6       1,133.0       1,846.5
 Equity in net assets of affiliated
  companies                                          45.4          44.4          25.2
 Other assets                                     4,801.9       4,985.0       3,646.7
                                              -----------   -----------   -----------
      Total assets                            $ 119,821.9   $ 121,696.4   $ 113,244.5
                                              ===========   ===========   ===========


LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities
 Accounts payable
    Trade, customer deposits, and
     dealer reserves                          $   3,597.4   $   3,362.6   $   1,847.0
 Affiliated companies                             1,846.1       2,315.2       2,005.4
                                              -----------   -----------   -----------
      Total accounts payable                      5,443.5       5,677.8       3,852.4

 Debt (Note 3)                                   97,955.1      98,024.3      92,914.3
 Deferred income taxes                            3,550.7       4,260.4       3,393.9
 Other liabilities and deferred income            2,927.4       2,929.9       2,688.8
                                              -----------   -----------   -----------

      Total liabilities                         109,876.7     110,892.4     102,849.4

Minority interests in net assets of
  subsidiaries                                      336.2       1,313.8       1,184.1

Preferred stockholder's equity in a
  subsidiary company                                286.5         286.5         284.5

Stockholder's Equity
 Capital stock, par value $100 a share,
  250,000 shares authorized, issued and
  outstanding                                        25.0          25.0          25.0
 Paid-in surplus (contributions by
  stockholder)                                    3,719.5       3,747.6       3,706.6
 Note receivable from affiliated
  company                                        (1,517.0)     (1,517.0)     (1,859.0)
 Unrealized gain on investments in
  securities, net of taxes                           46.5          56.9          41.0
 Foreign currency translation adjustments          (105.0)         (0.9)        (50.1)
 Earnings retained for use in the business        7,153.5       6,892.1       7,063.0
                                              -----------   -----------   -----------

      Total stockholder's equity                  9,322.5       9,203.7       8,926.5
                                              -----------   -----------   -----------
      Total liabilities and stockholder's
        equity                                $ 119,821.9   $ 121,696.4   $ 113,244.5
                                              ===========   ===========   ===========

The accompanying notes are an integral part of the financial statements.
/TABLE
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<PAGE 4>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows

                 For the Periods Ended March 31, 1997 and 1996
                                 (in millions)

                                                                First Quarter
                                                             1997           1996
                                                           ----------    ----------
                                                                  (Unaudited)
                                                                         C>
Cash flows from operating activities
 Net income                                                $    275.9    $    339.0
 Adjustments to reconcile net income to net
   cash provided by operating activities
  Provision for credit losses                                   355.7         203.5
  Depreciation and amortization                               1,544.1       1,445.8
  Gain on sale of finance receivables                           (26.5)            -
  Equity in net income of affiliates                             (0.7)        (48.8)
  Deferred income taxes                                        (205.5)        251.1
  Changes in the following items
   Other assets                                                (387.2)          2.6
   Other liabilities                                            887.9        (166.4)
  Other                                                        (191.0)        (45.0)
                                                           ----------    ----------
   Net cash provided by operating activities                  2,252.7       1,981.8
                                                           ----------    ----------
Cash flows from investing activities
 Purchase of finance receivables (other than wholesale)      (8,228.2)    (11,359.4)
 Collection of finance/intercompany
  receivables (other than wholesale)                          8,213.6       8,577.8
 Purchase of operating lease vehicles                        (6,530.8)     (4,775.2)
 Liquidation of operating lease vehicles                      2,920.7       2,419.4
 Net change in wholesale receivables                           (148.6)       (268.4)
 Proceeds from sales of finance receivables                     801.4       1,753.7
 Other                                                         (144.3)        148.6
                                                           ----------    ----------
   Net cash used in investing activities                     (3,116.2)     (3,503.5)

Cash flows from financing activities
 Proceeds from issuance of long-term debt                     2,399.2       4,518.4
 Principal payments on long-term debt                        (2,246.8)     (1,620.7)
 Change in short-term debt, net                                (505.2)     (1,879.8)
 Dividends paid                                                 (14.5)         (0.5)
 Other                                                          105.2         218.5
                                                           ----------    ----------
   Net cash (used in)/provided by financing activities         (262.1)      1,235.9
                                                           ----------    ----------
Effect of exchange rate changes on cash and cash
 equivalents                                                    (23.1)         (5.5)
                                                           ----------    ----------
   Net change in cash and cash equivalents                   (1,148.7)       (291.3)

Cash and cash equivalents, beginning of period                2,716.0       1,478.1
                                                           ----------    ----------
Cash and cash equivalents, end of period                   $  1,567.3    $  1,186.8
                                                           ==========    ==========
Supplementary cash flow information
 Interest paid                                             $  1,601.7    $  1,592.6
 Taxes paid/(received)                                           36.8         (61.1)


The accompanying notes are an integral part of the financial statements.
/TABLE
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<PAGE 5>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                         Notes To Financial Statements


Note 1. Financial Statements Restatement

During the fourth quarter 1996, Ford, FSG, Inc. contributed ownership of Ford Credit Europe (approximately 78% ownership) to Ford Credit. Prior years' quarterly financial statements were restated to include Ford Credit Europe.


Note 2. Finance Receivables, Net (in millions)

                                                 March 31,   December 31,  March 31,
                                                   1997          1996        1996
                                                -----------  -----------  -----------
                                                (Unaudited)               (Unaudited)
Retail                                          $  51,172.3  $  53,099.1  $ 49,711.1
Wholesale                                          22,392.3     22,706.3    20,534.2
Other                                               5,840.4      5,942.7     7,790.7
                                                -----------  -----------  ----------

   Total finance receivables net of
     unearned income                               79,405.0     81,748.1    78,036.0

Less allowance for credit losses                     (968.4)      (900.1)     (783.4)
                                                -----------  -----------  ----------

   Finance receivables, net                     $  78,436.6  $  80,848.0  $ 77,252.6
                                                ===========  ===========  ==========

<PAGE 6>
                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                   Notes To Financial Statements (continued)


Note 3. Debt (in millions)

                                                       March 31,   December 31,  March 31,
                                                        1997         1996          1996
                                                      -----------  ----------- -----------
                                                     (Unaudited)               (Unaudited)
PAYABLE WITHIN ONE YEAR:
 Commercial paper                                    $  38,108.7  $  38,228.3  $ 37,885.7
 Other short-term debt*                                  4,957.6      4,788.7     2,308.6
                                                     -----------  -----------  ----------
   Total short-term debt                                43,066.3     43,017.0    40,194.3

 Long-term indebtedness payable
  within one year**                                     10,568.5      9,178.0     7,697.3
                                                     -----------  -----------  ----------
   Total payable within
    one year                                            53,634.8     52,195.0    47,891.6
                                                     -----------  -----------  ----------
                               March 31, 1997
                       ----------------------------
                       Weighted-Average
                       Interest Rates*** Maturities
                       ----------------  ----------
PAYABLE AFTER ONE YEAR:
 Secured indebtedness        17.64%        1998              9.8          9.9           -
 Unsecured senior indebtedness
  Notes****                   6.62%        1998-2048    43,124.6     44,273.6    43,658.9
  Debentures                  4.53%        1998-2006     1,130.0      1,228.3     1,365.3
  Unamortized discount                                     (18.3)        (7.5)       (1.5)
                                                       ---------    ---------   ---------
   Total secured and unsecured
    senior indebtedness                                 44,246.1     45,504.3    45,022.7

 Unsecured long-term
  subordinated notes         10.10%        2001             74.2        325.0           -

Total payable                                        -----------  -----------  ----------
    after one year                                      44,320.3     45,829.3    45,022.7
                                                     -----------  -----------  ----------
   Total debt                                        $  97,955.1  $  98,024.3  $ 92,914.3
                                                     ===========  ===========  ==========

   * Includes $1,802.6 million, $2,477.7 million, and $104.6 million with affiliated companies at March 31, 1997, December 31, 1996, and March 31, 1996, respectively.
  ** Includes $1,030.9 million, $653 million, and $0 million with affiliated companies at
     March 31, 1997, December 31, 1996, and March 31, 1996, respectively.
 *** Rates were variable on about 22.5% of the debt payable after one year including the effects of interest rate swap agreements.
**** Includes $3,123.1 million, $3,584.4 million, and $1,510.4 million with affiliated companies at March 31, 1997, December 31, 1996, and March 31, 1996, respectively.
/TABLE
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<PAGE 7>
Note 4.  New Accounting Standard

Effective January 1, 1997, Ford Credit adopted Statement of Financial Accounting Standard No. 125 ("SFAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS 125 provides accounting and reporting standards for the subject matter based on consistent application of the financial components approach that focuses on control. The adoption of the statement did not have a material effect on the financial statements.



Note 5.  Sale of Ford New Holland Credit Company

On January 24, 1997, Ford Credit sold its 51% majority ownership of Ford New Holland Credit Company to FiatAllis North America, Inc. and New Holland (Canada) Credit Holding Ltd. The sale was effective January 1, 1997 and did not materially impact Ford Credit's financial statements.

<PAGE 8>
FORD MOTOR CREDIT COMPANY RESULTS OF OPERATIONS


FIRST QUARTER 1997 COMPARED WITH 1996

Ford Credit's consolidated net income in the first quarter of 1997 was $276 million, down $63 million or 19% from 1996. Ford Credit's 1997 financial results include a majority ownership (78%) of Ford Credit Europe PLC ("Ford Credit Europe") and results for 1996 have been restated to reflect this ownership change. Compared with results from a year ago, the decrease primarily reflects higher credit losses and loss reserve requirements, the effects of Ford Motor Company's restructuring of its Financial
Services Group ("FSG") and higher taxes. Higher levels of earning assets and improved operating cost performance were partial offsets.

Credit losses as a percent of average net finance receivables including net investment in operating leases increased to 0.86% in 1997 compared with 0.63% in 1996 reflecting an increase in repossession rates and higher losses per repossession. The increased repossession ratio reflects an increased mix of used vehicle financing and expanded purchase policies to generate financing volume. The increase in loss per repossession reflects a weaker used vehicle market resulting in Ford Credit realizing lower prices for repossessed units sold at auction. Higher loss reserves reflect anticipation of actual losses continuing above prior years' levels.

The FSG restructuring reflects lower income resulting from the repurchase in the first quarter of 1996 by Ford Holdings, Inc. ("Ford Holdings") of substantially all the shares of Ford Holdings' common stock owned by Ford Credit, offset partially by the addition of The American Road Insurance Company and interest on a note receivable from Ford Holdings.

Net financing margins remain essentially unchanged. Improved yields and lower borrowing costs (6.64% net borrowing rate in 1997 compared with 6.71% in 1996) are offset by increased depreciation expense for leased vehicles primarily reflecting lower than anticipated residual values on off-lease vehicles.

Total net finance receivables and net investment in operating leases at March 31, 1997 were $111.1 billion, up $7.2 billion or 7% from a year earlier.

For the first quarter of 1997, Ford Credit financed 39% of all new cars and trucks sold by Ford Motor Company dealers in the U.S., equal to first quarter 1996. In Europe, Ford Credit financed 25% of all new vehicles sold by Ford Motor Company in the first quarter of 1997 compared with 26% in the first quarter of 1996. Ford Credit provided retail customers with financing for 637,000 new and used vehicles in the United States and 166,000 in Europe. In the first quarter of 1997, Ford Credit provided wholesale financing for 77% of Ford Motor Company U.S. factory sales and 94% of Ford Motor Company Europe factory sales compared with 77% for the U.S. and 89% for Europe in first quarter 1996.

During the first quarter of 1997, Ford Credit completed the sale of its partnership interest in Ford New Holland Credit Company to Fiat. The sale did not have a material impact on Ford Credit s first quarter results.

<PAGE 9>

Ford Credit Liquidity and Capital Resources

Ford Credit's outstanding debt at March 31, 1997 and at the end of each of the last three years was as follows:

                                                 December 31
                             Mar 31,      -------------------------
                              1997          1996     1995     1994
                             -------      -------  -------  -------
                                                 (in millions)

Commercial paper & STBAs(a)  $39,101      $38,774  $40,419  $38,128
Other short-term debt (b)      3,965        4,243    1,781    1,357

Long-term debt (including
  current portion)(c)         54,889       55,007   49,980   41,503
                             -------      -------  -------  -------

Total debt                   $97,955      $98,024  $92,180  $80,988
                             =======      =======  =======  =======

United States                 75,518      $76,635  $73,178  $65,715
Europe                        14,492       14,028   13,013   10,548
Other international            7,945        7,361    5,989    4,725
                             -------      -------  -------  -------
Total debt                   $97,955      $98,024  $92,180  $80,988
                             =======      =======  =======  =======
Memo:
Total support facilities
 (billions) as of March 31, 1997
 and December 31, 1996-1994,
 respectively:
   Ford Credit               $  27.2      $  27.2  $  27.4  $  22.3
   Ford Credit Europe            5.5          5.7      4.7      6.6

- - - - -
(a) Short-term borrowing agreements with bank trust departments.
(b) Includes $1,803 million, $2,478 million, $176 million, and $25 million with affiliated companies at March 31, 1997, December 31, 1996, December 31, 1995 and
    December 31, 1994, respectively.
(c) Includes $4,154 million, $4,237 million, $1,174 million, and $75 million with affiliated companies at March 31, 1997, December 31, 1996, December 31, 1995 and
    December 31, 1994, respectively.

Support facilities represent additional sources of funds, if required. At March 31, 1997, Ford Credit had approximately $19.6 billion of contractually committed facilities. In addition, $7.6 billion of Ford Bank lines may be used by Ford Credit at Ford's option. The lines have various maturity dates through June 30, 2001 and may be used, at Ford Credit's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowing will be guaranteed by Ford Credit. Banks also provide $1.6 billion of contractually committed liquidity facilities to support Ford Credit's asset backed commercial paper program.

<PAGE 10>

Additionally, at March 31, 1997, there was approximately $4.7 billion of contractually committed facilities available for Ford Credit Europe's use. In addition, $775 million of Ford bank lines may be used by Ford Credit Europe at Ford's option. The lines have various maturity dates through June 30, 2001 and may be used, at Ford Credit Europe's option, by any of its direct or indirect majority-owned subsidiaries. Any such borrowing will be guaranteed by Ford Credit Europe.


INFORMATION CONCERNING FORD

     Ford Motor Company news release dated April 16, 1997, filed as Exhibit 20 to this Current Report on Form 8-K, is incorporated by reference herein.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                              EXHIBITS

Designation               Description                Method of Filing
-----------               -----------                ----------------
Exhibit 20                Ford Motor Company news    Filed with this Report.
                          release dated April 16,
                          1997.

Exhibit 27                Financial Data Schedule    Filed with this Report.


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                              FORD MOTOR CREDIT COMPANY
                                                     (Registrant)


Date:  April 18, 1997                            By:/s/R. P. Conrad
                                                 -----------------
                                                    R. P. Conrad
                                                    Assistant Secretary

<Page 11>


                                EXHIBIT INDEX

Designation                   Description
-----------                   -----------
Exhibit 20                Ford Motor Company news
                          release dated April 16,
                          1997.

Exhibit 27                Financial Data Schedule